INDEPENDENT AUDITORS' REPORT
To the Trustees and Shareholders of the
BlackRock Florida Investment Quality
Municipal Trust Inc.:
In planning and performing our audit of the financial statements of the BlackRock Florida
Investment Quality Municipal Trust Inc. (the
"Trust") for the year ended October 31, 1999
(on which we have issued our report dated
December 13, 1999), we considered its
internal control, including control
activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.
The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in any
internal control, misstatements due to error or fraud may occur and not be detected.
Also, projections of any evaluation of
internal control to future periods are
subject to the risk that the internal control may become inadequate because of changes in conditions or that degree of compliance with policies or procedures may deteriorate.
Our consideration of the Trust's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.
This report is intended solely for the
information and use of management, the
Trustees of the BlackRock Florida Investment
Quality Municipal Trust Inc., and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
Deloitte & Touche LLP
Boston, Massachusetts

December 13, 1999
INDEPENDENT AUDITORS' REPORT
To the Trustees and Shareholders of the
BlackRock High Yield Trust:
In planning and performing our audit of the financial statements of the BlackRock High
Yield Trust (the "Trust") for the year ended
October 31, 1999 (on which we have issued our report dated December 13, 1999), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.
The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in any
internal control, misstatements due to error or fraud may occur and not be detected.
Also, projections of any evaluation of
internal control to future periods are
subject to the risk that the internal control may become inadequate because of changes in conditions or that degree of compliance with policies or procedures may deteriorate.
Our consideration of the Trust's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.
This report is intended solely for the
information and use of management, the
Trustees of the BlackRock High Yield Trust, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
Deloitte & Touche LLP
Boston, Massachusetts

December 13, 1999